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                                                   EXHIBIT 11.1

                     THRUSTMASTER, INC.
              STATEMENTS REGARDING COMPUTATION
                    OF PER SHARE EARNINGS
         (In thousands, except net income per share)
                         (Unaudited)

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
                                                    Three Months Ended               Six Months Ended
                                                          June 30,                       June 30,
                                                 ------------------------       -----------------------
                                                     1998           1997           1998           1997
                                                 ----------      --------       ---------       -------
Weighted average number of
  common shares outstanding - basic                  4,372          4,258          4,337          4,247

Common stock equivalents
  arising from stock options                             -            329              -            320
                                                ----------        -------       --------        -------

Weighted average number of
  common shares outstanding - diluted                4,372          4,587          4,337          4,567
                                                ----------        -------       --------        -------
                                                ----------        -------       --------        -------

Net income (loss)                                $  (2,829)       $   329       $ (4,070)       $   618
                                                ----------        -------       --------        -------
                                                ----------        -------       --------        -------

Net income (loss) per share - basic              $   (0.65)       $  0.08       $  (0.94)       $  0.15
                                                ----------        -------       --------        -------
                                                ----------        -------       --------        -------

Net income (loss) per share - diluted            $   (0.65)       $  0.07       $  (0.94)       $  0.14
                                                ----------        -------       --------        -------
                                                ----------        -------       --------        -------
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